Exhibit 10.4

AMENDMENT TO CONTRACT OF EMPLOYMENT

This Amendment ("Amendment") to the Contract of Employment, entered into as of November 3, 2011, as subsequently amended (collectively, the "Agreement"), by and between Avid Technology Europe Limited ("Avid") and Tom Cordiner ("Executive") is effective as of April 1, 2020 ("Amendment Effective Date").

WHEREAS, due to the effect of the COVID-19 outbreak on the economy and on Avid's current financial situation, and the implications to the organization if the COVID-19 situation continues without intervention, the parties agree to the necessity of certain cost saving measures, including the temporary reduction of certain employees' salaries; and

WHEREAS, the parties wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

1.
As of the Amendment Effective Date, Executive agrees to a temporary twenty-three percent (23%) reduction to Executive's base salary as paid to Executive immediately prior to the Amendment Effective Date. Such reduction in salary shall subsist for a minimum period of three (3) months from the Amendment Effective Date, and for so long as Avid maintains its COVID- 19-related furlough program.

2.
Other than for the purposes of the amendment set forth in §1 above, the defined term "Base Salary" shall continue to mean the salary amount paid to Executive immediately prior to the Amendment Effective Date, and shall not refer to the temporary reduced salary brought about by this Amendment. For the avoidance of doubt, any benefit set forth in the Agreement that is to be calculated based on the Base Salary of the Executive, including, but not limited to, bonus, any severance payments, pension benefits, medical insurance payments, and death-in-service benefits, shall be calculated based on the Base Salary of the Executive that was in effect prior to the Amendment Effective Date.

3.
Ratification. Except as expressly modified by this Amendment, the terms and provisions of the Agreement shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties.

4.
Counterparts and Signature. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This amendment may be signed by electronic signature or by scanning the document for electronic transmittal.

THE PARTIES hereto have signed this Amendment to the Agreement on the date above written.

Executive	Avid Technology Europe Limited
Isl Tom Cordiner	Isl Alessandra Melloni
Signature	Signature

Tom Cordiner	Alessandra Melloni
Printed Name	Printed Name

Chief Revenue Officer & SVP	General Counsel & VP
Title	Title